                       RESTATED CERTIFICATE OF INCORPORATION

                                         OF

                          THE IMMUNE RESPONSE CORPORATION


          The Immune Response Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          FIRST:  The name of the corporation is The Immune Response
Corporation.

          SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on October 1, 1986. The corporation was originally incorporated under the name Response Pharmaceuticals, Inc.

          THIRD: The Restated Certificate of Incorporation of said corporation, as amended, shall be amended and restated to read in full as follows:


                                     ARTICLE I.

          The name of the corporation is The Immune Response Corporation.


                                    ARTICLE II.

          The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                    ARTICLE III.

          The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                    ARTICLE IV.

          A. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is forty-five million (45,000,000) of which forty million (40,000,000) shares of the par value of One-Fourth of One Cent ($.0025) each shall be Common Stock (the "Common Stock") and


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five million (5,000,000) shares of the par value of One-Tenth of One Cent
($.001) each shall be Preferred Stock (the "Preferred Stock").

          The Preferred Stock may be issued in any number of series, as determined by the Board of Directors of this corporation (the "Board of Directors"). Except as otherwise provided in this Restated Certificate of Incorporation, the Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the shares of Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of the series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          B. The designation and amount of the initial series of Preferred Stock and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series E Participating Preferred Stock," $0.001 par value per share, and the number of shares constituting such series shall be 20,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series E Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the corporation.

     2.   DIVIDENDS AND DISTRIBUTIONS.

     (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series E Participating Preferred Stock with respect to dividends, the holders of shares of Series E Participating Preferred Stock in preference to the holders of shares of Common Stock, par value $.0025 per share, of the corporation and any other junior stock, shall be entitled


                                        -2-

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to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series E Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $100, or
(b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series E Participating Preferred Stock. In the event the corporation shall at any time after the close of business on February 26, 1992 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the amount to which holders of shares of Series E Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The corporation shall declare a dividend or distribution on the Series E Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $100 per share on the Series E Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series E Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series E Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from


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the date of issue of such shares, or unless the date of issue is a Quarterly
Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series E Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series E Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series E Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     3. VOTING RIGHTS. The holders of shares of Series E Participating Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series E Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the corporation. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock into a greater number of shares, or (iii) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the number of votes per share to which holders of shares of Series E Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series E Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the corporation.

          (C) (i) If at any time dividends on any Series E Participating Preferred Stock shall be in


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

     arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series E Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series E Participating Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two Directors.

          (ii) During any default period, such voting right of the holders of Series E Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series E Participating Preferred Stock.


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

          (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock in accordance with Article X. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the corporation. Such meeting shall be called for a time not earlier than ten days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph
     (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

          (iv) In any default period, the holders of Common Stock, and other classes of stock of the corporation, if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

          (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease,

     (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

          (D) Except as set forth herein, holders of Series E Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     4.   CERTAIN RESTRICTIONS.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series E Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series E Participating Preferred Stock outstanding shall have been paid in full, the corporation shall not

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Participating Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Participating Preferred Stock except dividends paid ratably on the Series E Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Participating


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     Preferred Stock provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series E Participating Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series E Participating Preferred Stock or any shares of stock ranking on a parity with the Series E Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     5. REACQUIRED SHARES. Any shares of Series E Participating Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     6.   LIQUIDATION, DISSOLUTION OR WINDING UP.

     (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Participating Preferred Stock unless, prior thereto, the holders of shares of Series E Participating Preferred Stock shall have received per share, the greater of 1,000 times $1.00 or 1,000 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series E Liquidation Preference"). Following the payment of the full amount of the Series E Liquidation Preference, no additional distributions shall be made to the holders of shares of Series E Participating


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Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series E Liquidation Preference by
(ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series E Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series E Participating Preferred Stock and Common Stock, respectively, holders of Series E Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

     (B) In the event there are not sufficient assets available to permit payment in full of the Series E Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series E Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (C) In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     7. CONSOLIDATION, MERGER, ETC. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series E Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or


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exchanged.  In the event the corporation shall at any time after the Rights
Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series E Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

     8. REDEMPTION. The shares of Series E Participating Preferred Stock shall not be redeemable.

     9. RANKING. The Series E Participating Preferred Stock shall rank junior to all other series of the corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     10. AMENDMENT. The Certificate of Incorporation and the By-Laws of the corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series E Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series E Participating Preferred Stock voting separately as a class.

     11. FRACTIONAL SHARES. Series E Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series E Participating Preferred Stock.


                                     ARTICLE V.

          Election of Directors need not be by written ballot.


                                    ARTICLE VI.

          The Board of Directors is expressly empowered to adopt, amend or repeal By-Laws of the corporation; provided, however, that any adoption, amendment or repeal of By-Laws of the corporation by the Board of Directors shall require the approval of at least sixty-six and two-thirds percent
(66 2/3%) of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or

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repeal is presented to the Board of Directors).  The stockholders shall also have power to adopt, amend or repeal By-Laws of the corporation, provided, however, that in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Restated Certificate of Incorporation the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of the By-Laws of the corporation.


                                    ARTICLE VII.

          Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the corporation) by reason of the fact that he is or was a Director, officer, incorporator, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, incorporator, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the corporation to the full extent then permitted by law against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article VII. Such right of indemnification shall continue as to a person who has ceased to be a Director, officer, incorporator, employee, partner, trustee or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted by the By-Laws, by any agreement, by vote of stockholders, by resolution of disinterested Directors, by provision of law or otherwise.


                                   ARTICLE VIII.

          No Director of the corporation shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit.


                                    ARTICLE IX.

          Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.


                                     ARTICLE X.

          No action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Special meetings of the stockholders of the corporation may be called only by the Chairman of the Board or the Chief Executive Officer of the corporation or by a resolution adopted by the affirmative vote of a majority of the Board of Directors.


                                     ARTICLE XI.

          The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of Directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each Director until such

Director's successor shall be elected and shall qualify or until such Director's earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of Directors shall be apportioned among the classes as equally as possible. The initial term of office of Directors of Class I shall expire at the annual meeting of stockholders in 1993; that of Class II shall expire at the annual meeting in 1994; and that of Class III shall expire at the annual meeting in 1995; and in all cases as to each Director until such Director's successor shall be elected and shall qualify or until such Director's earlier resignation, removal from office, death or incapacity. At each annual meeting of stockholders the number of Directors equal to the number of Directors of the class whose term expires at the time of such meeting (or, if less, the number of Directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election.


                                    ARTICLE XII.

          Notwithstanding any other provision of this Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend in any respect or repeal this Article XII, or Articles VI, VII, VIII, X and XI.


          FOURTH: This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation.

          FIFTH: This Restated Certificate of Incorporation was duly adopted by the stockholders in accordance with sections

242 and 245 of the General Corporation Law of the State of Delaware.


          IN WITNESS WHEREOF, The Immune Response Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President, James B. Glavin, and its Secretary, Charles J. Cashion, this 23rd day of May, 1992.

                                        THE IMMUNE RESPONSE CORPORATION


                                        By /s/ James B. Glavin
                                           -------------------------------------
                                           James B. Glavin, President

Attest:

By /s/ Charles J. Cashion
   --------------------------------
       Charles J. Cashion
          Secretary

                       CERTIFICATE OF DESIGNATIONS, PREFERENCES
                  AND RIGHTS OF SERIES F CONVERTIBLE PREFERRED STOCK
                                          OF
                           THE IMMUNE RESPONSE CORPORATION

     The Immune Response Corporation (the "COMPANY"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, par value $.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Four Hundred
(400) shares of Series F Convertible Preferred Stock of the Company, as follows:

          RESOLVED, that the Company is authorized to issue 400 shares of Series F Convertible Preferred Stock (the "PREFERRED SHARES"), par value $.001 per share, which shall have the following powers, designations, preferences and other special rights:

          (1) DIVIDENDS. The Preferred Shares shall bear dividends ("DIVIDENDS") at a rate of 7.5% per annum, which shall be cumulative, accrue daily from the Issuance Date (as defined below) and be payable on the first day of each Calendar Quarter (as defined below) beginning on the earlier of (a) the first day of the Calendar Quarter immediately following the date on which the Registration Statement (as defined below) is declared effective by the SEC (as defined below) and (b) the first day of the Calendar Quarter immediately following the date which is 120 days after the Issuance Date (each a "DIVIDEND DATE"). If a Dividend Date is not a Business Day (as defined below) then the Dividend shall be due and payable on the Business Day immediately following the Dividend Date. Dividends shall be payable in shares of Common Stock at the Dividend Conversion Rate (as defined below) or, at the option of the Company, in cash, provided that the Dividends which accrued during any period shall be payable in cash only if the Company provides written notice ("DIVIDEND ELECTION NOTICE") to each holder of Preferred Shares at least 20 days prior to the Dividend Date. Dividends to be paid in shares of Common Stock shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(h)) of Common Stock based on the Dividend

Conversion Price on the Dividend Date. Notwithstanding the foregoing, the Company shall not be entitled to pay Dividends in shares of Common Stock and shall be required to pay such Dividends in cash if (a) any event constituting a Triggering Event (as defined in Section 3(d)), or an event that with the passage of time would constitute a Triggering Event if not cured, has occurred and is continuing on the date of the Company's Dividend Election Notice or on the Dividend Date, unless otherwise consented to in writing by the holder of Preferred Shares entitled to receive such Dividend or (b) the Registration Statement (as defined below) has not been declared effective by the Securities and Exchange Commission (the "SEC") on or before the Dividend Date. Any accrued and unpaid dividends which are not paid (in stock or cash as applicable) within five (5) Business Days of such accrued and unpaid dividends' Dividend Date shall bear interest at the rate of 18.0% per annum from such Dividend Date until the same is paid (the "DEFAULT INTEREST").

          (2) HOLDER'S CONVERSION OF PREFERRED SHARES. A holder of Preferred Shares shall have the right, at such holder's option, to convert the Preferred Shares into shares of the Company's common stock, par value $.0025 per share (the "COMMON STOCK"), on the following terms and conditions:

               (a) CONVERSION RIGHT. At any time or times on or after the Issuance Date (as defined below), any holder of Preferred Shares shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(h)) of Common Stock, at the Conversion Rate (as defined below); provided, however, that in no event shall any holder be entitled to convert Preferred Shares in excess of that number of Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Preferred Shares beneficially owned by the holder and its affiliates, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The holder may waive the foregoing limitations by written notice to the Company upon not less than 61 days prior notice (with such waiver taking effect only upon the expiration of such 61 day notice period).

               (b) CONVERSION RATE. The number of shares of Common Stock issuable upon conversion of each of the Preferred Shares pursuant to Sections (2)(a) and 2(g) and Section 5 shall be determined according to the following formula (the "CONVERSION RATE"):

                    Conversion Amount
                    -----------------
                    Conversion Price

     For purposes of this Certificate of Designations, the following terms shall have the following meanings:

                    (i) "CONVERSION PRICE" means (A) as of any Conversion Date (as defined in Section 2(f)) or other date of determination (other than the Maturity Date (as defined in Section 2(g)) of the applicable Preferred Shares, the Fixed Conversion Price, subject to adjustment as provided herein (including, without limitation, pursuant to Section 2(c)), and (B) as of the Maturity Date of the applicable Preferred Shares, the Market Price as of such date;

                    (ii) "FIXED CONVERSION PRICE" means 120% of the average of the Closing Bid Prices (as defined below) of the Common Stock for the five consecutive trading days immediately preceding the Issuance Date of the applicable Preferred Shares, subject to adjustment as provided herein;

                    (iii) "CONVERSION AMOUNT" means the sum of (A) the Additional Amount and (B) $50,000;

                    (iv) "ADDITIONAL AMOUNT" means, on a per share basis, the sum of (A) unpaid Default Interest through the date of determination plus
(B) the result of the following formula:  (.075)(N/365)($50,000);

                    (v) "GREATEST AVERAGE STOCK PRICE" means, for any period of determination, the highest Market Price during such period;

                    (vi) "MARKET PRICE" means, with respect to any security for any date, the average of the Closing Bid Prices for such security during the 20 consecutive trading days immediately preceding such date of determination;

                    (vii) "DIVIDEND CONVERSION PRICE" means, as of any date of determination, the average of the Closing Bid Prices of the Common Stock during the ten consecutive trading days immediately preceding the applicable Dividend Date;

                    (viii) "ADJUSTMENT PRICE" means, as of any date of determination, the average of the Closing Bid Prices of the Common Stock during the 30 consecutive trading days immediately preceding such date of determination; provided, however, that during the period beginning on the Initial Issuance Date and ending on the date which is two years after the Initial Issuance Date, (A) the Adjustment Price with respect to Preferred Shares issued on the Initial Issuance Date shall not be less than $5.00 (subject to appropriate adjustments for stock splits, stock dividends and other similar transactions relating to the Common Stock) and (B) the Adjustment Price with respect to Preferred Shares issued after the Initial Issuance Date shall be not less than the lesser of (I) $5.00 (subject to appropriate adjustments for stock splits, stock dividends and other similar transactions relating to the Common Stock) and (II) 50% of the average of the Closing Bid Prices for the Common Stock on the five consecutive trading days immediately preceding the Issuance Date of such Preferred Shares, subject in each case to adjustment as provided herein; provided, further, that the minimum price for the Adjustment Price described in the immediately preceding proviso (the "MINIMUM ADJUSTMENT PRICE") shall not apply with respect to a Preferred Share at any time after the Company has issued or sold, or is deemed to have issued or sold (consistent with Section 2(d) below), any shares of Common Stock (other than shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below)) at a price per share (determined consistent with the provisions of Section 2(d)) less than the Minimum Adjustment Price with respect to such Preferred Share;

                    (ix) "CLOSING BID PRICE" means, for any security as of any date, the last closing bid price for such security on The Nasdaq National Market as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if The Nasdaq National Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding Preferred Shares (including for purposes of this determination any Preferred Shares with respect to which the Closing Bid Price is being determined). If the Company and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(f)(iii) with the term "Closing Bid Price" being substituted for the term "Market Price." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

                    (x) "N" means the number of days from, but excluding, the last Dividend Date with respect to which dividends, along with any Default Interest, has been paid by the Company on the applicable Preferred Share through and including the Conversion Date or the Maturity Date for the Preferred Shares for which conversion and/or redemption is being elected, as the case may be;

                    (xi) "ISSUANCE DATE" means, with respect to each Preferred Share, the date of issuance of the applicable Preferred Share;

                    (xii) "INITIAL ISSUANCE DATE" means the first date on which any Preferred Shares are issued by the Company;

                    (xiii) "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed;

                    (xiv) "CALENDAR QUARTER" means, subject to Section 2(c)(ii), each of the period beginning on and including January 1 and ending on and including March 31, the period beginning on and including April 1 and ending on and including June 30, the period beginning on and including July 1 and ending on and including September 30, and the period beginning on and including October 1 and ending on and including December 31;

                    (xv) "SECURITIES PURCHASE AGREEMENT" means that certain securities purchase agreement between the Company and the initial holders of the Preferred Shares;

                    (xvi) "CONVERSION SHARES" means shares of Common Stock issuable upon conversion of Preferred Shares and any shares of Common Stock issuable as payment of Dividends or Registration Delay Payments (as defined in the Registration Rights Agreement).

               (c) ADJUSTMENT TO FIXED CONVERSION PRICE -- MARKET PRICE OF COMMON STOCK. In addition to any other adjustment to the Fixed Conversion Price provided for in this Certificate of Designations, the Fixed Conversion Price shall be subject to the following adjustments.

          (i) ONE YEAR ADJUSTMENT. Subject to Section 2(c)(iii) below, in the event that (A) the Greatest Average Stock Price during the period beginning on and including the date which is 21 trading days after the Issuance Date of the applicable Preferred Shares and ending on and including the date which is one year after such Issuance Date (the "ONE YEAR ADJUSTMENT DATE") is not greater than the Fixed Conversion Price on the Issuance Date (subject to appropriate adjustment pursuant to Section 2(d)(ii)) of the applicable Preferred Shares and (B) the Closing Bid Price on the One Year Adjustment Date (or if the One Year Adjustment Date is not a trading day, then the trading immediately preceding the One Year Adjustment Date) is not greater than the Fixed Conversion Price as of such Issuance Date (subject to appropriate adjustment pursuant to Section 2(d)(ii)), then from and after the date immediately following the One Year Adjustment Date, the Fixed Conversion Price shall be equal to the lesser of (x) the Adjustment Price on the One Year Adjustment Date and
     (y) the Fixed Conversion Price in effect immediately prior to the One Year Adjustment Date; subject to further adjustment as provided in this Section 2(c) and elsewhere in this Certificate of Designations.

          (ii) CALENDAR QUARTER ADJUSTMENTS. Subject to Section 2(c)(iii) below, in the event that (A) the Greatest Average Stock Price, during the period beginning on and including the date which is 21 trading days after the first day of any Calendar Quarter (ending after the One Year Adjustment Date of the applicable Preferred Shares) and ending on the last day of such Calendar Quarter, is not greater than the Fixed Conversion Price then in effect of the applicable Preferred Shares and (B) the Closing Bid Price on the last trading day of such Calendar Quarter (each a "CALENDAR QUARTER ADJUSTMENT DATE") is not greater than the Fixed Conversion Price then in effect, then from and after the date immediately following the Calendar Quarter Adjustment Date, the Fixed Conversion Price shall be equal to the lesser of (x) the Adjustment Price on the Calendar Quarter Adjustment Date and (y) the Fixed Conversion Price in effect immediately prior to the Calendar Quarter Adjustment Date; subject to further adjustment as provided in this Section 2(c) and elsewhere in this Certificate of Designations. Notwithstanding the foregoing, if at any time after the Issuance Date but prior to the One Year Adjustment Date of the applicable Preferred Shares the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock consistent with Section 2(d) (other than shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below)) for consideration per share less than the Fixed Conversion Price in effect immediately prior to such issuance or sale, then (A) the first Calendar Quarter Adjustment Date with respect to such Preferred Shares shall occur on the last trading day of the calendar month immediately following such issuance or sale (an "ALTERNATIVE CALENDAR QUARTER ADJUSTMENT DATE") and (B) for purposes of this Section 2(c)(ii) and Section 6, a Calendar Quarter shall mean any three consecutive calendar months ending on the month containing the first Alternative Calendar Quarter Adjustment Date (the "FIRST ALTERNATIVE ADJUSTMENT MONTH") or any calendar month which is a multiple of three months after the First Alternative Adjustment Month. (For example, if such issuance or sale occurs on January 15, 199X the first Alternative Calendar Quarter Adjustment Date would be the last trading day of February 199X and a Calendar Quarter would mean the three consecutive calendar months ended February 199X and each May, August, November and February thereafter.)

          (iii) TERMINATION OF ONE YEAR AND CALENDAR QUARTER ADJUSTMENTS. Notwithstanding the provisions of Section 2(c)(i) and (ii) above, if at any time following the Issuance Date of the applicable Preferred Shares the Closing Bid Price of the Common Stock is at least 200% of the Fixed Conversion Price on such Issuance Date (subject to appropriate adjustment pursuant to Section 2(d)(ii)) on each trading day during a period of 20 consecutive trading days beginning after such Issuance Date, then no further adjustment shall be made pursuant to this Section 2(c) at any time after the last day of such 20-day period.

               (d) ADJUSTMENT TO CONVERSION PRICE -- DILUTION AND OTHER EVENTS. In order to prevent dilution of the rights granted under this Certificate of Designations, the Minimum Adjustment Price and the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(d).

                    (i) ADJUSTMENT OF MINIMUM ADJUSTMENT PRICE UPON ISSUANCE OF COMMON STOCK. If and whenever on or after the Issuance Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below)) for a consideration per share less than a price (the "APPLICABLE PRICE") equal to the Fixed Conversion Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale, the Minimum Adjustment Price, if any, then in effect shall be reduced to an amount equal to the product of (x) the Minimum Adjustment Price in effect immediately prior to such issue or sale and (y) the quotient determined by dividing (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue or sale, by (2) the product of
(I) the Applicable Price and (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. For purposes of determining the adjusted Minimum Adjustment Price under this Section 2(d)(i), the following shall be applicable:

                         (A) ISSUANCE OF OPTIONS. If the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock (other than pursuant to an Approved Stock Plan or upon conversion of the Preferred Shares) or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Applicable Price, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this Section 2(d)(i)(A), the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (I) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Minimum Adjustment Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                         (B) ISSUANCE OF CONVERTIBLE SECURITIES.  If the
     Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Applicable Price, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this Section 2(d)(i)(B), the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (I) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Minimum Adjustment Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Minimum Adjustment Price had been or are to be made pursuant to other provisions of this Section 2(d)(i), no further adjustment of the Minimum Adjustment Price shall be made by reason of such issue or sale.

                         (C) CHANGE IN OPTION PRICE OR RATE OF CONVERSION. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Minimum Adjustment Price in effect at the time of such change shall be readjusted to the Minimum Adjustment Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Minimum Adjustment Price then in effect.

                         (D) CERTAIN DEFINITIONS. For purposes of determining the adjusted Minimum Adjustment Price under this Section 2(d)(i), the following terms have the meanings set forth below:

                             (I)   "APPROVED STOCK PLAN" shall mean any
     contract, plan or agreement which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service provider.

                             (II) "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(d)(i)(A) and 2(d)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Preferred Shares.

                         (E) EFFECT ON MINIMUM ADJUSTMENT PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Minimum Adjustment Price under this Section 2(d)(i), the following shall be applicable:

                             (I) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average of the Closing Bid Prices of such securities for the five consecutive trading days immediately preceding the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of a majority of the Preferred Shares then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "VALUATION EVENT"), the fair value of such consideration will be determined within forty-eight (48) hours of the tenth
     (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company. The determination of such appraiser shall be binding upon all parties absent manifest error.

                             (II) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.

                             (III) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                             (IV) RECORD DATE. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                    (ii) ADJUSTMENT OF FIXED CONVERSION PRICE AND MINIMUM ADJUSTMENT PRICE UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price and the Minimum Adjustment Price in effect immediately prior to such subdivision each will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price and the Minimum Adjustment Price in effect immediately prior to such combination each will be proportionately increased.

                    (iii) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "ORGANIC CHANGE." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding) to insure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of such holder's Preferred Shares, such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder's Preferred Shares had such Organic Change not taken place (without taking into account any limitations or restrictions on the timing or amount of conversions). In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2(d) and Section 2(e) will thereafter be applicable to the Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Fixed Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected is less than the Fixed Conversion Price in effect immediately prior to such consolidation, merger or sale and an immediate revision to the Adjustment Price and the Minimum Adjustment Price to reflect the price of the common stock of the surviving entity and the market in which such common stock is traded). The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding), the obligation to deliver to each holder of Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. "PERSON" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                    (iv) CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 2(d) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price and the Minimum Adjustment Price so as to protect the rights of the holders of the Preferred Shares; provided, however, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(d).

                    (v)  NOTICES.

                         (A) Immediately upon any adjustment of the Conversion Price or the Minimum Adjustment Price, the Company will give written notice thereof to each holder of the Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                         (B) The Company will give written notice to each holder of the Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock, or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation and in no event shall such notice be provided to such holder prior to such information being made known to the public.

                         (C) The Company will also give written notice to each holder of the Preferred Shares at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

               (e) PURCHASE RIGHTS. In addition to any adjustments of the Conversion Price and the Minimum Adjustment Price pursuant to Section 2(d), if at any time after the Issuance Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the holders of the Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the timing or amount of conversions) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of the Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

               (f) MECHANICS OF CONVERSION. Subject to the Company's inability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 4:

                    (i) HOLDER'S DELIVERY REQUIREMENTS. To convert Preferred Shares into full shares of Common Stock on any date (the "CONVERSION DATE"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m. Eastern Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto as EXHIBIT I (the "CONVERSION NOTICE") to the Company or its designated transfer agent (the "TRANSFER AGENT"), and (B) surrender to a common carrier, for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificate(s) representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "PREFERRED STOCK CERTIFICATE(S)") and the originally executed Conversion Notice.

                    (ii) COMPANY'S RESPONSE. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall, or shall cause the Transfer Agent to, promptly, but in no event later than one Business Day after receipt, send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company or the Transfer Agent of the Preferred Stock Certificate(s) to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, on the next Business Day following the date of receipt, (I) issue and surrender to a common carrier for overnight delivery to the address specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (II) credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Preferred Shares being converted, then the Company or Transfer Agent, as the case may be, shall, as soon as practicable and in no event later than two Business Days after receipt of the Preferred Stock Certificate(s) and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

                    (iii) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Market Price or the arithmetic calculation of the Conversion Rate, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Market Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) Business Day submit via facsimile (A) the disputed determination of the Market Price to an independent, reputable investment bank, or (B) the disputed arithmetic calculation of the Conversion Rate to its independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

                    (iv) RECORD HOLDER. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                    (v) COMPANY'S FAILURE TO TIMELY CONVERT. If within five Business Days after the Company's or the Transfer Agent's receipt of the Preferred Stock Certificates to be converted and the Conversion Notice the Company shall fail (I) to issue a certificate for the number of shares of Common Stock to which a holder is entitled or to credit the holder's balance account with The Depository Trust Company for such number of shares of Common Stock to which the holder is entitled upon such holder's conversion of the Preferred Shares, or (II) to issue a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled, pursuant to Section 2(f)(ii), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to
     Section 8 thereof), the Company shall pay additional damages to such holder on each date after such fifth (5th) Business Day that such conversion or delivery of such Preferred Stock Certificates, as the case may be, is not timely effected in an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 2(f)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 2(f)(ii), the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 2(f)(ii); and (B) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Common Stock and the Preferred Stock Certificate, as the case may be, to such holder without violating Section 2(f)(ii).

               (g) MANDATORY CONVERSION OR REDEMPTION AT MATURITY. If any Preferred Shares remain outstanding on the Maturity Date (as defined below), then all such Preferred Shares, at the Company's option, either
     (i) shall be converted as of such date in accordance with this Section 2 as if the holders of such Preferred Shares had given the Conversion Notice on the Maturity Date (a "MATURITY DATE MANDATORY CONVERSION") or
     (ii) shall be redeemed as of such date for an amount in cash per Preferred Share (the "MATURITY DATE REDEMPTION PRICE") equal to the sum of (A) $50,000 plus (B) the Additional Amount as of such date (a "MATURITY DATE MANDATORY REDEMPTION"); provided, however, that if the Company has elected a Maturity Date Mandatory Conversion and a Triggering Event has occurred and is continuing on the Maturity Date, then the Company shall, within five Business Days following the Maturity Date (unless otherwise notified in writing by the holder of its request to have the Preferred Shares converted into Common Stock), pay to each holder of Preferred Shares then outstanding, in immediately available funds, an amount equal to the Maturity Date Redemption Price. The Company shall be deemed to have elected a Maturity Date Mandatory Conversion unless it delivers written notice to each holder of Preferred Shares at least 30 Business Days prior to the Maturity Date of its election to effect a Maturity Date Mandatory Redemption. If the Company elects a Maturity Date Mandatory Redemption, then on the Maturity Date the Company shall pay to each holder of Preferred Shares outstanding on the Maturity Date, by wire transfer of immediately available funds, an amount per Preferred Share equal to the Maturity Date Redemption Price. All holders of Preferred Shares shall thereupon surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or the Transfer Agent, provided that the Company has complied with its obligations under this Section 2(g). Notwithstanding the foregoing, if the Common Stock is not designated for quotation on The Nasdaq National Market or listed on The New York Stock Exchange, Inc. but such events do not constitute a Triggering Event, then the Maturity Date shall be extended until the Common Stock is so designated or listed. "MATURITY DATE" means the date which is three years after the applicable Issuance Date, subject to extension (i) as described in the immediately preceding sentence, (ii) pursuant to Section 4(l) of the Securities Purchase Agreement, which extension shall be equal to one and one-half (1 1/2) days for each number of days in any Underwriting Lock-Up Period (as defined in Section 4(m) of the Securities Purchase Agreement) and (iii) pursuant to Section 3(u) of the Registration Rights Agreement, which extension shall be equal to one and one-half (1 1/2) days for each number of days in any Allowable Grace Period (as defined in Section 3(u) of the Registration Rights Agreement).

               (h) FRACTIONAL SHARES. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

               (i) TAXES. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of shares of Common Stock upon the conversion of the Preferred Shares.

          (3)  REDEMPTION AT OPTION OF HOLDERS.

               (a) REDEMPTION OPTION UPON MAJOR TRANSACTION. In addition to all other rights of the holders of Preferred Shares contained herein, simultaneous with or after the occurrence of a Major Transaction (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) 120% of the Liquidation Value (as defined in Section 11); and (ii) the product of (A) the Conversion Rate at such time, and (B) the Closing Bid Price on the date of the public announcement of such Major Transaction or the next date on which the exchange or market on which the Common Stock is traded is open if such public announcement is made
     (X) after 12:00 p.m. Eastern Time, on such date or (Y) on a date on which the exchange or market on which the Common Stock is traded is closed (the "MAJOR TRANSACTION REDEMPTION PRICE").

               (b) REDEMPTION OPTION UPON TRIGGERING EVENT. In addition to all other rights of the holders of Preferred Shares contained herein, simultaneous with or after the occurrence of a Triggering Event (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) 120% of the Liquidation Value; and (ii) the product of (A) the Conversion Rate at such time, and (B) the greater of (I) the Closing Bid Price on the trading day immediately preceding such Triggering Event or
     (II) the Closing Bid Price on the date of the holder's delivery to the Company of a Notice of Redemption at Option of Buyer Upon Triggering Event (as defined below) or, if such date of delivery is not a trading day, the next date on which the exchange or market on which the Common Stock is traded is open (the "TRIGGERING EVENT REDEMPTION PRICE" and, collectively with the Major Transaction Redemption Price, the "REDEMPTION PRICE").

               (c) "MAJOR TRANSACTION". A "MAJOR TRANSACTION" shall be deemed to have occurred at such time as any of the following events:

                    (i) the consolidation, merger or other business combination of the Company with or into another Person (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);

                    (ii) the sale or transfer of all or substantially all of the Company's assets; or

                    (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 40% of the outstanding shares of Common Stock.

               (d) "TRIGGERING EVENT". A "TRIGGERING EVENT" shall be deemed to have occurred at such time as any of the following events:

                    (i) the failure of the registration statement (the REGISTRATION STATEMENT") covering the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares (as defined in the Securities Purchase Agreement referred to in Section 2(f)(v) of this Certificate of Designations) and required to be filed by the Company pursuant to the Registration Rights Agreement between the Company and the Buyers referred to therein (the "REGISTRATION RIGHTS AGREEMENT") to be declared effective by the SEC on or prior to the date that is 180 days after the Initial Issuance Date;

                    (ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Preferred Shares for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten consecutive trading days (excluding any days during an Allowable Grace Period (as defined in Section 3(u) of the Registration Rights Agreement));

                    (iii) suspension from listing or delisting of the Common Stock from The Nasdaq National Market or The New York Stock Exchange, Inc. for a period of five consecutive days;

                    (iv) the Company's notice to any holder of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of any Preferred Shares into shares of Common Stock, including due to any of the reasons set forth in
     Section 4(a) below; or

                    (v) the Company breaches any representation, warranty, covenant or other material term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, this Certificate of Designations or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least ten days.

               (e) MECHANICS OF REDEMPTION AT OPTION OF BUYER UPON MAJOR TRANSACTION. No sooner than 15 days nor later than 10 days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier (a "NOTICE OF MAJOR TRANSACTION") to each holder of Preferred Shares. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least 10 days prior to a Major Transaction, at any time on or after the date which is 10 days prior to a Major Transaction), any holder of the Preferred Shares then outstanding may require the Company to redeem all or a portion of the holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier (a "NOTICE OF REDEMPTION AT OPTION OF BUYER UPON MAJOR TRANSACTION") to the Company, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of Preferred Shares that such holder is submitting for redemption, and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to
     Section 3(a).

               (f) MECHANICS OF REDEMPTION AT OPTION OF BUYER UPON TRIGGERING EVENT. Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier (a "NOTICE OF TRIGGERING EVENT") to each holder of Preferred Shares. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Preferred Shares then outstanding may require the Company to redeem all or a portion of the holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier (a "NOTICE OF REDEMPTION AT OPTION OF BUYER UPON TRIGGERING EVENT") to the Company, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of Preferred Shares that such holder is submitting for redemption, and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section 3(b).

               (g) PAYMENT OF REDEMPTION PRICE. Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer Upon Triggering Event or a Notice(s) of Redemption at Option of Buyer Upon Major Transaction from any holder of Preferred Shares, the Company shall immediately notify each holder of Preferred Shares by facsimile of the Company's receipt of such Notice(s) of Redemption at Option of Buyer Upon Triggering Event or Notice(s) of Redemption at Option of Buyer Upon Major Transaction and each holder which has sent such a notice shall promptly submit to the Company or its Transfer Agent such holder's Preferred Stock Certificates which such holder has elected to have redeemed. The Company shall deliver the applicable Triggering Event Redemption Price, in the case of a redemption pursuant to Section 3(f), to such holder within five (5) Business Days after the Company's receipt of a Notice of Redemption at Option of Buyer Upon Triggering Event and, in the case of a redemption pursuant to Section 3(e), the Company shall deliver the applicable Major Transaction Redemption Price immediately prior to the consummation of the Major Transaction; provided that a holder's Preferred Stock Certificates shall have been so delivered to the Company; provided further that if the Company is unable to redeem all of the Preferred Shares to be redeemed, the Company shall redeem an amount from each holder of Preferred Shares being redeemed equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares being redeemed. If the Company shall fail to redeem all of the Preferred Shares submitted for redemption (other than pursuant to a dispute as to the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designation, the Securities Purchase Agreement and the Registration Rights Agreement, the applicable Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the Company pays such unpaid applicable Redemption Price in full to a holder of Preferred Shares submitted for redemption, such holder shall have the option (the "VOID OPTIONAL REDEMPTION OPTION") to, in lieu of redemption, require the Company to promptly return to such holder(s) all of the Preferred Shares that were submitted for redemption by such holder(s) under this Section 3 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "VOID OPTIONAL REDEMPTION NOTICE"). Upon the Company's receipt of such Void Optional Redemption Notice(s) prior to payment of the full applicable Redemption Price to such holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Triggering Event or the Notice(s) of Redemption at Option of Buyer Upon Major Transaction, as the case may be, shall be null and void with respect to those Preferred Shares submitted for redemption and for which the applicable Redemption Price has not been paid, (ii) the Company shall immediately return any Preferred Shares submitted to the Company by each holder for redemption under this Section 3(g) and for which the applicable Redemption Price has not been paid and (iii) the Fixed Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Fixed Conversion Price as in effect on the date on which the Void Optional Redemption Notice(s) is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Redemption of Option of Buyer Upon Major Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect. Notwithstanding the foregoing, in the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(g)(iii) above with the term "Closing Bid Price" being substituted for the term "Market Price" and the term "Redemption Price" being substituted for the term "Conversion Rate". A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 3 shall have priority to payments to other stockholders in connection with a Major Transaction.

          (4)  INABILITY TO FULLY CONVERT.

               (a) HOLDER'S OPTION IF COMPANY CANNOT FULLY CONVERT. If, upon the Company's receipt of a Conversion Notice or on the Maturity Date, the Company can not issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its Securities, including without limitation the Exchange Cap, from issuing all of the Common Stock which is to be issued to a holder of Preferred Shares pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 2(f) and, with respect to the unconverted Preferred Shares, the holder, solely at such holder's option, can elect to:

                    (i) require the Company to redeem from such holder those Preferred Shares for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice ("MANDATORY REDEMPTION") at a price per Preferred Share (the "MANDATORY REDEMPTION PRICE") equal to the Triggering Event Redemption Price as of such Conversion Date;

                    (ii) if the Company's inability to fully convert Preferred Shares is pursuant to Section 4(a)(z), require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(f);

                    (iii) void its Conversion Notice and retain or have returned, as the case may be, the nonconverted Preferred Shares that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice); or

                    (iv) if the Company's inability to fully convert Preferred Shares is pursuant to the Exchange Cap described in Section 4(a)(y), require the Company to issue shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(f) at a Conversion Price equal to the average of Closing Bid Prices of the Common Stock for the five consecutive trading days preceding such holder's Notice in Response to Inability to Convert (as defined below).

               (b) MECHANICS OF FULFILLING HOLDER'S ELECTION. The Company shall immediately send via facsimile to a holder of Preferred Shares, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 4(a), a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "INABILITY TO FULLY CONVERT NOTICE"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Preferred Shares which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder shall notify the Company of its election pursuant to Section 4(a) above by delivering written notice via facsimile to the Company ("NOTICE IN RESPONSE TO INABILITY TO CONVERT").

               (c) PAYMENT OF REDEMPTION PRICE. If such holder shall elect to have its shares redeemed pursuant to Section 4(a)(i), the Company shall pay the Mandatory Redemption Price in cash to such holder within ten days of the Company's receipt of the holder's Notice in Response to Inability to Convert. If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 4(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may void the Mandatory Redemption with respect to those Preferred Shares for which the full Mandatory Redemption Price has not been paid and (i) receive back such Preferred Shares and (ii) the Fixed Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Fixed Conversion Price in effect on the date on which the holder voided the Mandatory Redemption and (B) the lowest Closing Bid Price during the Period beginning on the Conversion Date and ending on the date the holder voided the Mandatory Redemption. Notwithstanding the foregoing, if the Company fails to pay the applicable Mandatory Redemption Price within such ten-day period due to a dispute as to the determination of the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(f)(iii) with the term "Redemption Price" being substituted for the term "Conversion Rate".

               (d) PRO-RATA CONVERSION AND REDEMPTION. In the event the Company receives a Conversion Notice, Notice of Redemption at Option of Buyer Upon Major Transaction or Notice of Redemption at Option of Buyer Upon Triggering Event from more than one holder of Preferred Shares on the same day and the Company can convert and/or redeem some, but not all, of the Preferred Shares pursuant to this Section 4, the Company shall convert and redeem from each holder of Preferred Shares electing to have Preferred Shares converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares being converted and redeemed at such time.

     (5) CONVERSION AT THE COMPANY'S ELECTION. At any time or times on or after the date which is one year after the Issuance Date of the applicable Preferred Shares, the Company shall have the right, in its sole discretion, to require that any or all of such outstanding Preferred Shares be converted ("CONVERSION AT COMPANY'S ELECTION") at the Conversion Rate; provided that the Conditions to Conversion at the Company's Election (as set forth below) are satisfied. The Company shall exercise its right to Conversion at Company's Election by providing each holder of Preferred Shares written notice ("NOTICE OF CONVERSION AT COMPANY'S ELECTION") at least five trading days prior to the date selected by the Company for conversion ("COMPANY'S ELECTION CONVERSION DATE"). If the Company elects to require conversion of some, but not all, of such Preferred Shares, the Company shall convert an amount from each holder of Preferred Shares equal to such holder's pro rata amount (based on the number of such Preferred Shares held by such holder relative to the number of such Preferred Shares outstanding on date of the Company's delivery of the Notice of Conversion at Company's Election) of all Preferred Shares the Company is requiring to be converted. The Notice of Conversion at Company's Election shall indicate (x) the number of Preferred Shares the Company has selected for conversion, (y) the Company's Election Conversion Date, which date shall be not less than five or more than 30 trading days after each holder's receipt of such notice, and (z) each holder's pro rata share of outstanding Preferred Shares. All Preferred Shares selected for conversion in accordance with the provision of this Section 5 shall be converted as of the Company's Election Conversion Date in accordance with Section 2 as if the holders of such Preferred Shares selected by the Company to be converted had given the Conversion Notice on the Company's Election Conversion Date. All holders of Preferred Shares shall thereupon and within two Business Days after the Company's Election Conversion Date surrender all Preferred Stock Certificates selected for conversion, duly endorsed for cancellation, to the Company. "CONDITIONS TO CONVERSION AT THE COMPANY'S ELECTION" means the following conditions: (i) on each day during the period beginning 30 days prior to the date of the Company's Notice of Conversion at Company's Election and ending on and including the Company's Election Conversion Date, no Grace Period (as defined in Section 3(u) of the Registration Rights Agreement) or Underwriting Lock-Up Period shall be in effect and the Registration Statement shall be effective and available for the sale of no less than 125% of the sum of (A) the number of Conversion Shares then issuable upon the conversion of all outstanding Preferred Shares (without regard to any limitations on conversion herein or elsewhere), including the Conversion Shares to be issued pursuant to this Conversion at the Company's Election, and (B) the number of Conversion Shares and Dividend Shares that are then held by the holders of the Preferred Shares;
(ii) on each day during the period beginning 30 days prior to the date of the Company's Notice of Conversion at Company's Election and ending on and including the Company's Election Conversion Date, the Common Stock is designated for quotation on The Nasdaq National Market or listed on The New York Stock Exchange, Inc. and is not suspended from trading; (iii) on each day during the 20 consecutive trading days immediately preceding the date of the receipt by the Buyers of the Notice of Conversion at Company's Election, the Closing Bid Price of the Common Stock is at least 150% of the Fixed Conversion Price as of the Issuance Date of the Preferred Shares being converted; (iv) on each day during the period beginning on and including the date of the receipt by the Buyers of the Notice of Conversion at Company's Election and ending on and including the Company's Election Conversion Date, the Closing Bid Price of the Common Stock is at least 150% of the Fixed Conversion Price as of the Issuance Date of the Preferred Shares being converted; (v) during the period beginning on the first Issuance Date of any Preferred Shares and ending on and including the Company's Election Conversion Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares to the Buyers on a timely basis as set forth in Section 2(e)(ii) of this Certificate of Designations; and (vi) the Company otherwise has satisfied its obligations and is not in default under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement. Notwithstanding the above, any holder of Preferred Shares may convert such shares (including Preferred Shares selected for conversion) into Common Stock pursuant to Section 2(a) on or prior to the date immediately preceding the Company's Election Conversion Date. No holder of Preferred Shares shall sell or agree to sell on any day after the date of the Buyer's receipt of the Notice of Conversion at Company's Election and prior to the date of the Company's Election Conversion

Date (the "COMPANY'S ELECTION NOTICE PERIOD"), a number of shares of Common Stock which is greater than the result of (a) the sum of (i) the number of Conversion Shares issuable upon conversion of Preferred Shares held by such holder as of the date of such holder's receipt of the Notice of Conversion at Company's Election (without taking into account any limitations on the timing or amount of conversions), (ii) the number of Conversion Shares held by such holder on the date of such holder's receipt of the Notice of Conversion at Company's Election and (iii) the number of Conversion Shares issuable with respect to the Additional Amount accruing during the Company's Election Notice Period, divided by (b) the number of trading days during the Company's Election Notice Period.

     (6)  COMPANY'S RIGHT TO REDEEM IN LIEU OF CONVERSION. (a) Notwithstanding
Section 2 or anything herein to the contrary, but subject to Section 6(e), at any time after the Issuance Date, the Company may elect to redeem Preferred Shares submitted for conversion in lieu of converting such Preferred Shares (a "COMPANY REDEMPTION IN LIEU OF CONVERSION"). If the Company elects to redeem some, but not all, of the Preferred Shares submitted for conversion, the Company shall redeem a number of Preferred Shares from each holder of Preferred Shares submitted for conversion on the applicable date equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares submitted for conversion which the Company elects to redeem.

               (b) REDEMPTION PRICE OF COMPANY REDEMPTION IN LIEU OF CONVERSION. The "REDEMPTION PRICE OF COMPANY REDEMPTION IN LIEU OF CONVERSION" shall be an amount per Preferred Share equal to the product of
     (i) the Conversion Rate of the Preferred Shares on the Conversion Date and
     (ii) the last reported sale price of the Common Stock (as reported by Bloomberg) on the Conversion Date.

               (c) MECHANICS OF COMPANY REDEMPTION IN LIEU OF CONVERSION. The Company shall exercise its right to redeem by delivering written notice by facsimile and overnight courier ("NOTICE OF COMPANY REDEMPTION IN LIEU OF CONVERSION") no later than three Business Days prior to the first day of a Calendar Quarter to (i) each holder of the Preferred Shares and (ii) the Transfer Agent. Such Notice of Company Redemption in Lieu of Conversion shall (A) indicate the maximum, if any, number of Preferred Shares which shall be subject to Company Redemption in Lieu of Conversion which maximum number of Preferred Shares, if less than all of the Preferred Shares outstanding, shall be allocated pro rata among the holders of Preferred Shares (based on the number of Preferred Shares held by each holder on the date of the Company's delivery of Notice of Company Redemption in Lieu of Conversion relative to the total number of Preferred Shares outstanding on such date), (B) confirm the Calendar Quarter during which the Company may effect Company Redemption in Lieu of conversion. The Company's Notice of Company Redemption in Lieu of Conversion shall be effective for the period of the applicable Calendar Quarter (the "REDEMPTION IN LIEU OF CONVERSION PERIOD"). The Company may terminate a Redemption in Lieu of Conversion Period at any time with respect to Preferred Shares which have not been submitted for conversion by delivering written notice of such termination to each holder of Preferred Shares by facsimile and overnight courier at least five Business Days prior to the date of such termination. Any Preferred Shares submitted for conversion after the termination of the Redemption in Lieu of Conversion Period or the number of which is in excess of the maximum number of Preferred Shares designated in the Notice of Company Redemption in Lieu of Conversion shall be converted in accordance with Section 2.

               (d) PAYMENT OF REDEMPTION PRICE. The Company shall pay the applicable Redemption Price of Company Redemption in Lieu of Conversion to the holder of the Preferred Shares being redeemed in cash within five business days after the Conversion Date, but not prior to such holder's delivery to the Company of the Preferred Stock Certificates representing the Preferred Shares being redeemed. If the Company shall fail to pay the applicable Redemption Price of Company Redemption in Lieu of Conversion to such holder on a timely basis as described in this Section 6(d), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the Company pays such unpaid applicable Redemption Price of Company Redemption in Lieu of Conversion in full to each holder, each holder of Preferred Shares submitted for redemption pursuant to this
     Section 6 and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid, shall have the option (the "VOID COMPANY REDEMPTION OPTION") to, in lieu of redemption, require the Company to promptly return to each holder all of the Preferred Shares that were submitted for redemption by such holder under this Section 6 and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid, by sending written notice thereof to the Company via facsimile (the "VOID COMPANY REDEMPTION NOTICE"). Upon the Company's receipt of such Void Company Redemption Notice(s) prior to payment of the full applicable redemption price to each holder, (i) the Company's Redemption in Lieu of Conversion shall be null and void with respect to those Preferred Shares submitted for redemption and for which the applicable Redemption Price has not been paid and (ii) the Company shall immediately either, at the option of the holder, (A) return any Preferred Shares submitted to the Company by such holder for redemption under this Section 6 and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid or (B) deliver the Conversion Shares to such holder which would have been issuable on the Conversion Date with respect to Preferred Shares submitted to the Company by such holder for redemption under this Section 6 and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid. Notwithstanding the foregoing, if the Company fails to pay the applicable Redemption Price of Company Redemption in Lieu of Conversion to a holder within the time period described in this Section 6(d) due to a dispute as to the arithmetic calculation of the Redemption Price of Company Redemption in Lieu of Conversion, such dispute shall be resolved pursuant to Section 2(f)(iii) with the term "Redemption Price of Company Redemption in Lieu of Conversion" being substituted for the term "Conversion Rate." If the Company fails to timely effect a Company Redemption in Lieu of Conversion in accordance with this Section 6, the Company shall not be allowed to submit another Notice of Company Redemption in Lieu of Conversion without the prior written consent of the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding.

               (e) COMPANY MUST HAVE IMMEDIATELY AVAILABLE FUNDS OR CREDIT FACILITIES. The Company shall not be entitled to send any Notice of Company Redemption in Lieu of Conversion pursuant to Section 6(b) above and begin the redemption procedure under this Section 6, unless it has:

                    (i) the full amount of the Redemption Price of Company Redemption in Lieu of Conversion in cash, available in a demand or other immediately available account in a bank or similar financial institution;

                    (ii) credit facilities, with a bank or similar financial institutions that are immediately available and unrestricted for use in redeeming the Preferred Shares, in the full amount of the Redemption Price of Company Redemption in Lieu of Conversion;

                    (iii) a written agreement with a standby underwriter or qualified buyer ready, willing and able to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any Preferred Shares that are not converted prior to a Company Redemption in Lieu of Conversion; or

                    (iv) a combination of the items set forth in the preceding clauses (i), (ii) and (iii), aggregating the full amount of the Redemption Price of Company Redemption in Lieu of Conversion.

     (7) REDEMPTION AT THE COMPANY'S ELECTION UPON CHANGE OF CONTROL. At any time or times on or after the date the Company publicly discloses a Change of Control Transaction (as defined below), the Company shall have the right, in its sole discretion, to require that all of the outstanding Preferred Shares be redeemed ("REDEMPTION AT COMPANY'S ELECTION") at the Major Transaction Redemption Price ("COMPANY'S ELECTION REDEMPTION PRICE"); provided that the Conditions to Redemption at the Company's Election (as set forth below) are satisfied. The Company shall exercise its right to Redemption at Company's Election by providing each holder of Preferred Shares written notice ("NOTICE OF REDEMPTION AT COMPANY'S ELECTION") after the public disclosure of a Change of Control Transaction and at least 20 trading days prior to the date of consummation of the Change of Control Transaction ("COMPANY'S ELECTION REDEMPTION DATE"). The Notice of Redemption at Company's Election shall indicate the anticipated Company's Election Redemption Date. If the Company has exercised its right of Redemption at Company's Election and the conditions to such Redemption at Company's Election have been satisfied, then all Preferred Shares outstanding at the time of the consummation of the Change of Control Transaction shall be redeemed as of the Company's Election Redemption Date by payment by the Company to each holder of Preferred Shares of the Company's Election Redemption Price concurrent with the closing of the Change of Control Transaction. All holders of Preferred Shares shall thereupon and within two business days after the Company's Election Redemption Date, or such earlier date as the Company and each holder of Preferred Shares mutually agree, surrender all outstanding Preferred Stock Certificates, duly endorsed for cancellation, to the Company. If the Company fails to pay the full Company's Election Redemption Price with respect to any Preferred Shares concurrently with the closing of the Change of Control Transaction, then the Redemption at Company's Election shall be null and void with respect to such Preferred Shares and the holder of such Preferred Shares shall be entitled to all the rights of a holder of outstanding Preferred Shares set forth in this Certificate of Designations. "CONDITIONS TO REDEMPTION AT THE COMPANY'S ELECTION" means the following conditions: (i) during the period beginning on the first Issuance Date of any Preferred Shares and ending on and including the Company's Election Redemption Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares to the Buyers on a timely basis as set forth in Section 2(e)(ii) of this Certificate of Designations; and
(ii) the Company otherwise has satisfied its obligations in all material respects and is not in default in any material respect under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement. Notwithstanding the above, any holder of Preferred Shares may convert such shares (including Preferred Shares selected for redemption) into Common Stock pursuant to Section 2(a) on or prior to the date immediately preceding the Company's Election Redemption Date. For purposes of this Section 7, "CHANGE OF CONTROL TRANSACTION" means the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company).

          (8) REISSUANCE OF CERTIFICATES. In the event of a conversion or redemption pursuant to this Certificate of Designations of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Preferred Shares a preferred stock certificate representing the remaining Preferred Shares which have not been so converted or redeemed.

          (9) RESERVATION OF SHARES. The Company shall, so long as any of the Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding (without regard to any limitations on conversions); provided that the number of shares of Common Stock so reserved shall at no time be less than 150% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Preferred Shares based on the number of Preferred Shares held by each holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any Preferred Shares shall be allocated to the remaining holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such holder.

          (10) VOTING RIGHTS. Holders of Preferred Shares shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Certificate of Designations.

          (11) LIQUIDATION, DISSOLUTION, WINDING-UP. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "PREFERRED FUNDS"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the sum of (i) $50,000 and
(ii) the Additional Amount (such sum being referred to as the "LIQUIDATION VALUE"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Preferred Funds (the "PARI PASSU SHARES"), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Preferred Funds payable to all holders of Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein; provided that a holder of Preferred Shares shall be entitled to all amounts previously accrued with respect to amounts owed hereunder.

          (12) PREFERRED RANK; PARTICIPATION. (i) All shares of Common Stock shall be of junior rank to all Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Secretary of State of the State of Delaware containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

          (ii) Subject to the rights of the holders, if any, of the Pari Passu Shares, the holders of the Preferred Shares shall, as holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

          (13) RESTRICTION ON REDEMPTION AND CASH DIVIDENDS WITH RESPECT TO OTHER CAPITAL STOCK. Until all of the Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its Common Stock without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares.

          (14) LIMITATION ON NUMBER OF CONVERSION SHARES. Notwithstanding any other provision herein, the Company shall not be obligated to issue any shares of Common Stock upon conversion of the Preferred Shares if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon Conversion of the Preferred Shares (the "EXCHANGE CAP") without breaching the Company's obligations under the rules or regulations of The Nasdaq Stock Market, Inc., except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by applicable rules and regulations of The Nasdaq Stock Market for issuances of

Common Stock in excess of such amount or (ii) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding. Until such approval or written opinion is obtained, no purchaser of Preferred Shares pursuant to the Securities Purchase Agreement (the "PURCHASERS") shall be issued, upon conversion of Preferred Shares, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all the Preferred Shares issued to the Purchasers pursuant to the Securities Purchase Agreement (the "CAP ALLOCATION AMOUNT"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of Preferred Shares shall convert all of such holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such holder.

          (15) VOTE TO CHANGE THE TERMS OF OR ISSUE PREFERRED SHARES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, shall be required for (a) any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares, or (b) any issuance of Preferred Shares other than pursuant to the Securities Purchase Agreement.

          (16) LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

          (17) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

          (18) SPECIFIC SHALL NOT LIMIT GENERAL; CONSTRUCTION. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Buyers and shall not be construed against any person as the drafter hereof.

          (19) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of a holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                                     * * * * * *

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Dennis J. Carlo, its President, as of April 27th, 1998.

                              THE IMMUNE RESPONSE CORPORATION

                              By: /s/ Dennis J. Carlo
                                -----------------------------
                              Name: Dennis J. Carlo
                                  ---------------------------
                              Its:  President

                                      EXHIBIT I

                           THE IMMUNE RESPONSE CORPORATION
                                  CONVERSION NOTICE


Reference is made to the Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock (the "CERTIFICATE OF DESIGNATIONS"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series F Convertible Preferred Stock, par value $.001 per share (the "PREFERRED SHARES"), of The Immune Response Corporation, a DELAWARE corporation (the "COMPANY"), indicated below into shares of Common Stock, par value $.0025 per share (the "COMMON STOCK"), of the Company, by tendering the stock certificate(s) representing the Preferred Shares specified below as of the date specified below.

     Date of Conversion:
                         ------------------------------------------------------

     Number of Preferred Shares to be converted:
                                                 ------------------------------

     Stock certificate no(s). of Preferred Shares to be converted:
                                                                   ------------

Please confirm the following information:

     Conversion Price:
                      ---------------------------------------------------------

     Number of shares of Common Stock
     to be issued:
                   -------------------------------------------------------------


Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

     Issue to:
                              --------------------------------------------------

                              --------------------------------------------------

                              --------------------------------------------------

                              --------------------------------------------------

     Facsimile Number:        --------------------------------------------------

     Authorization:           --------------------------------------------------
                              By:
                                   --------------------------------------------
                              Title:
                                     ------------------------------------------
     Dated:
                              --------------------------------------------------
     Account Number:
       (if electronic book entry transfer):
                                             -----------------------------------
     Transaction Code Number
       (if electronic book entry transfer):
                                             -----------------------------------